Exhibit 99.1

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum Lytham Partners, LLC 602-889-9700

INFUSYSTEM TO ISSUE SECOND QUARTER FINANCIAL RESULTS ON

THURSDAY, AUGUST 13, 2015

Investor Conference Call to be Held at 4:30 p.m. Eastern Time

MADISON HEIGHTS, MI, August 6, 2015 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced that it will issue second quarter financial results on Thursday, August 13, 2015, after the market closes.

The Company will also conduct a conference call for investors on Thursday, August 13, 2015, at 4:30 p.m. Eastern Time to discuss second quarter performance and results. To participate in this call, please dial in toll-free 1-800-446-1671 and use the confirmation number 40272364.

A replay of the call will be available via the Company’s website for 90 days following the call at http://www.infusystem.com/investors.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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